Office Building Rental Agreement

This Rental Agreement is made and executed this 1st day of JUNE, 2005, between

FALCON FINANCIAL BUILDING, by ______________________, (OWNER)

herein) and

INTERACTIVE TELEVISION NETWORK ______________________, (TENANT herein).

For and in consideration of the covenants hereinafter mentioned, OWNER rents to TENANT and TENANT hereby rents from OWNER the premises known as Suite No. 111, 209, 213, 214 and 217, consisting of approximately 6,050.0 square feet, on the First and second floors of the FALCON FINANCIAL BUILDING, a general office building at 23241 Ventura Boulevard, Woodland Hills, City of Los Angeles, California, to be used by said TENANT as and for general office space, and for no other purpose, for the term of month to month commencing on the 1st day of June, 2005.

1. **Rent:** TENANT agrees to pay OWNER as rent for said rented premises the total sum of SEVEN THOUSAND EIGHT HUNDRED SIXTY FIVE AND 00/100 **Dollars** ($7,865.00), in monthly installments (Plus such other sums as are hereinafter provided for), each installment payable in advance on the first day of each and every calendar month during the term hereof, commencing on the first day of JUNE, 2005, in lawful money of the United States of America, which TENANT agrees to pay to OWNER without deduction or offset (unless authorized and approved by OWNER), prior notice or demand, at the office of Agent: J & S Properties and Management, 14920 Parthenia Street, Panorama City, CA 91402 or such place as OWNER may designate.

2. **Assignment:** TENANT shall not transfer, assign, hypothecate or encumber this Agreement or any right or interest therein, nor sublet the premises or any part thereof, nor permit the use of the rented premises except for TENANT'S own purposes, by any person or persons other than TENANT, without in each case obtaining the prior written consent of OWNER. Furthermore, this Agreement shall not, nor shall any interest therein, be assignable, as to the interest of TENANT, by operation of law, without the written consent of OWNER first had and obtained. Consent by OWNER to one assignment, subletting, occupation or use by any other person, whether by operation of law or otherwise, shall not be deemed to be consent to any subsequent assignment, subletting, occupation or use by any other person. Any such assignment or subletting, whether by operation of law otherwise, without such written consent first had and obtained, shall be void, and shall, at the option of OWNER, terminate this Agreement. If OWNER shall consent to any assignment, subletting or use by persons other than TENANT, neither TENANT or any assignee shall be relieved of any liability hereunder, and any such consent by OWNER shall not operate as a waiver of the necessity for a consent to any subsequent assignment, subletting or use by persons other than TENANT.

3. **Termination:** This agreement shall terminate upon a Thirty (30) day written notice from TENANT TO OWNER or a FIFTEEN (15) day written notice from OWNER to TENANT of intent to re-rent said suite; but nothing in this Paragraph shall be construed as consent by OWNER to occupancy or possession of said demised premises by TENANT after Notice from either party.

4. **Security Deposit:** Prior to commencement of work of improvement, if any, on the rented premises, TENANT shall deposit with OWNER the sum of $ 7,865.00, which sum shall be held by OWNER as security for the faithful performance by TENANT of all of the terms, covenants and conditions of this agreement by TENANT to be kept and performed during the term hereof or any extension thereof. Should TENANT comply with all of said terms, covenants and conditions, said sum shall be returned in full within twenty one days after expiration of the term of this Agreement, or upon earlier termination of this agreement under the provisions of Paragraph 13 hereof.

If at any time during the term of this Agreement, TENANT should fail to keep and perform all of the terms, covenants and conditions of this Agreement to be kept and performed by TENANT, OWNER, at its option, may utilize said deposit or any part thereof for any damages or rents which may accrue or which may be payable to it by TENANT (but OWNER shall not be required to do so), or OWNER may retain said deposit, or any part thereof, until said Agreement is terminated, and at such time as is appropriate, may apply said sum, or so much thereof as may be necessary to compensate OWNER for all loss or damage sustained or suffered by OWNER, or for any unpaid rent due on default on the part of TENANT. The parties agree that the provisions of this Paragraph 4 shall not operate as a limitation upon the amount of damage to which OWNER may be entitled by virtue of any default by TENANT.

5. **Automobile Parking:** OWNER hereby grants to TENANT, in common with other tenants in said building of which the demised premises are a part thereof, the right to use during normal business hours, certain designated space in the rear, beside or within a reasonable distance from said building, the designation and location of such space to be within the discretion of OWNER, for automobile parking purposes. TENANT and its designated employees will be limited to a maximum of open cars, the rental for

such spaces shall be included in the aforementioned rental set out in Paragraph 1 hereof. The automobiles entitled to such parking shall be designated to OWNER by TENANT and, if such program be instituted by OWNER, shall be identified by automobile window stickers issued by OWNER, and only such designated cars will be permitted to use such automobile parking space, and, subject to availability, shall be extended to TENANT's invitees free of charge. OWNER reserves the sole right and option as to whether or not an attendant will be furnished for such automobile parking area or areas. If no attendant is furnished, OWNER will provide suitable designation of the parking spaces granted to TENANT. These parking spaces will be solely for the accommodation of the TENANT and TENANT expressly agrees that OWNER assumes no responsibility of any kind whatsoever in reference to such automobile parking areas or the use thereof by TENANT, its designated employees and invitees.

6. **Alterations--Fixtures**: The demised premises shall not be altered, repaired, or changed without the written consent of OWNER first had and obtained, and all such alterations, improvements or changes shall be at the sole cost of TENANT (unless otherwise agreed, in writing), and TENANT shall hold OWNER and the demised premises harmless and free from any lien or claim therefor, and all other liability, claims and demands arising out of any work done or material supplied to the demised premises at the instance of TENANT, and from all actions, suits and costs of suit by any person to enforce any such lien or claim of lien, liability, claims or demands, together with the costs of suit and attorney's fees incurred by OWNER in connection therewith. All such alterations, repairs, additions or improvements, except trade fixtures, counters, appliances, shelving and movable partitions placed therein by TENANT for the requirement of business shall, unless otherwise provided by written agreement, become the property of OWNER and shall remain upon and be surrendered with the premises upon the expiration of this Agreement or any sooner termination thereof. Alarm equipment will be removed at TENANT'S expense.

At the expiration of the term of this Agreement and provided that TENANT is not in default thereof, all such trade fixtures, counters, appliances, shelving and movable partitions may be removed as TENANT's personal property, at TENANT's sole expense, provided, however, TENANT will pay for any damages caused to the demised premises by the removal of said items so that after the removal of said items the demised premises will be in the same condition as at the time prior to the said installations, if any, reasonable wear and tear excepted. In any event, at the sole option of OWNER, TENANT must remove the said items at its expense. Carpeting and/or drapes, for which allowance is given by OWNER to TENANT, shall become the property of the OWNER and remain in the demised premises.

7. **Ethics**: If TENANT is a member of any profession, TENANT agrees to abide by the Code of Ethics of the Association recognized as representing that particular profession in the County of Los Angeles, State of California.

8. **Use of Premises**: No trade, occupation, game or business shall be conducted upon said premises which shall be unlawful or of unethical character. The demised premises shall not be used for cooking, lodging, sleeping or for immoral purposes and no objectionable noise, vibration or odor shall be permitted to escape from said premises.

9. **Utilities**: OWNER agrees to supply, during the business hours of TENANT on business days, reasonable amounts of water, heat, air conditioning and electric current for lighting purpose and power for a reasonable number of fractional horsepower office machines, together with reasonable janitorial services five times each week.

10. **Notices**: All notices to be given hereunder by OWNER to TENANT shall be in writing and may be served either personally or by depositing the same in the United States mail, postage prepaid, either by ordinary, registered or certified mail, and addressed to TENANT at the demised premises. If there be more than one TENANT, then notice on any of them shall constitute notice to all. If TENANT be a corporation, then such service upon any employee shall constitute service upon the corporation, and in this regard TENANT specifically waives any rights as to methods of service set out in Section 1161 and 1162 of the California Code of Civil Procedure. TENANT hereby waives all other methods of notice prescribed by the Codes of California.

Any notice desired to be served on OWNER by TENANT must be sent by United States registered mail to the OWNER at c/o J & S Properties and Management, 14920 Parthenia Street, Panorama City, CA 91402 - Attention: Stephen F. Biafora

11. **Insurance**: TENANT agrees, at its sole expense, to procure and maintain comprehensive public liability insurance for the demised premises during the therm of this Agreement in minimum amounts of $100,000/$300,000 and $25,000 property damage. OWNER to be named as additional insured, and provided annually with Certificate of Insurance.

12. **Rights of LESSOR**: OWNER reserves the following rights: (a) to change the name of the building without notice or liability to TENANT; (b) to designate all sources furnishing sign painting or lettering, ice, bottled water and toilet supplies used on the premises; (c) constantly to have pass keys to the premises; (d) to grant to anyone the exclusive right to conduct any particular business or undertaking in the building in which the demised premises are situated; (e) to enter the demised premises at any time for inspections, repairs, alterations or additions to the premises or the building in which the premises are situated, to exhibit the premises to others, to affix and display "For Rent" signs, and for any purpose whatsoever related to the safety, protection, preservation or

improvement of the premises, the said building, or OWNER's interest, without being deemed guilty of an eviction or disturbance of TENANT's use and possession, and without being liable in any manner to TENANT on account thereof; (f) at any time, and from time to time, whether at the instance of OWNER or pursuant to governmental requirements, at OWNER's expense, to make repairs, alterations, additions, improvements or decorating, whether structural or otherwise, in or to the building or any part thereof, including the demised premises. Without limiting the generality of the foregoing rights, OWNER shall specifically have the right to remove, alter, improve or rebuild the lobby of the building as the same is presently or shall hereafter be constituted, or the light court of said building as the same is presently or shall hereafter be constituted, or any part or parts thereof. In connection with making repairs, alterations, decorating, additions or improvements under the terms of this Paragraph, the OWNER shall have the right to access through the demised premises as well as the right to take into and upon and through said premises or any other part of the building, all material that may be required to make such repairs, alterations, decorating, additions or improvements, as well as the right in the course of such work to close entrances, doors, corridors, elevators or other building facilities or temporarily to abate the operations of such facilities, without being deemed or held guilty of an eviction of TENANT and without liability for damages to TENANT's property, business or person and without liability to TENANT by reason of interference with the business of TENANT or inconvenience or annoyance to TENANT or the customer of TENANT. The rent reserved herein shall in no way abate while said repairs, alterations, decorating, additions or improvements are being made, and TENANT shall not be entitled to maintain any set-off or counter-claim for damages of any kind against OWNER by reason thereof, all such claims being hereby expressly released by the TENANT. However, all such work shall be done in such manner as to cause TENANT the least inconvenience practicable. OWNER reserves and shall have the right to enter upon the demised premises for the purpose of posting and maintaining such notices on the premises as may be necessary to protect OWNER against mechanics', material-men's or other liens and any other notices that may be proper and necessary.

13. **Destruction–Fire or Other Cause:** If said building shall be totally destroyed, this Agreement shall thereupon terminate. If said building or demised premises shall be damaged by fire, earthquake, or any other cause without fault or neglect of TENANT so that the rented premises become untenantable, then if such rented premises cannot be made tenantable within one hundred and twenty (120) working days sixty (60) days from the date of such damage, this Agreement may be terminated by either party. In any case, where the rented premises are rendered untenantable by fire, earthquake or other cause without the fault or neglect of TENANT, then the TENANT shall not be bound to pay rent for that period during which said premises remain untenantable. If the premises are rendered partially untenantable, the monthly payments shall be adjusted in the proportion that the untenantable portion of the demised premises bears to the whole thereof.

14. **Right of Possession:** If, in compliance with any law or ordinance now or hereafter enacted, or if required to comply with the directions or requirements of any public officer, board or commission it becomes necessary for OWNER to acquire permanently all or any portion of the demised premises, OWNER, or its assigns, shall have the right to repossess the demised premises, or any portion thereof, at any time upon thirty (30) days' written notice to TENANT, and when said space shall have been so permanently repossessed, OWNER shall, in lieu of any and all claims for damages, allow TENANT a credit on TENANT's rent in the proportion that space taken bears to the whole of the demised premises; provided, however, that if the space taken is of such an amount or size as to make the remaining space undesirable to the TENANT, then the OWNER, upon thirty (30) days' written notice from TENANT, will endeavor, if available, to furnish TENANT with comparable space elsewhere in the building, and to place TENANT in such new space and this Agreement and each and all of the terms, covenants and conditions therefore, shall thereupon remain in full force and effect and be deemed applicable to such new space; provided, however, that if the OWNER shall be unable to provide TENANT with such other space, then this Agreement shall thereupon cease and terminate. No exercise by OWNER of any right herein reserved shall entitle TENANT to damages for any injury or inconvenience occasioned thereby, nor shall TENANT by reason thereof be entitled to any abatement in rent (except as above set forth in case of taking of space permanently).

15. **Eminent Domain:** Should OWNER at any time during the continuance in force of this Agreement be deprived of the building in which the demised premises are situate, or any part thereof, or any party of the land on which it is situated by condemnation or eminent domain proceedings, this Agreement shall terminate, at OWNER's option, on the date when OWNER is actually deprived of possession of said land or building, or some part thereof, and thereupon the parties hereto shall be released from all further obligations hereunder, and OWNER shall thereupon repay to TENANT any rental theretofore paid by TENANT and unearned at the date of such termination. TENANT shall not be entitled to any compensation, allowance, claim or offset of any kind against OWNER as damages, or otherwise, by reason of such condemnation or eminent domain proceedings or by reason of being deprived of the demised premises or the termination of this Agreement, and said TENANT does hereby waive, renounce and quit-claim to OWNER any right in and to any award, judgment, payment or compensation which shall or may be made or given because of the taking of said premises, or any portion thereof, by virtue of any such condemnation or eminent domain proceedings, whether received in any such action or in settlement or compromise thereof by said OWNER.

16. **Use of Building**: TENANT shall not be allowed to use name of the building in which the demised premises are located, or words to that effect, in connection with any business carried on in said premises (except as TENANT's address) without written consent of OWNER.

17. **Successors**: The words "OWNER" and "TENANT", as used herein, include, apply to and bind and benefit the heirs, executors, administrators, assigns and successors of OWNER and TENANT, subject to the aforementioned restrictions on assignment of this Agreement on the part of TENANT.

18. **Co-Renters**: All persons comprising TENANTS, together with all assignees, should OWNER elect to treat said assignees as tenants, are to be held and hereby agree to jointly and severally be responsible for the payment of rent and the faithful fulfillment of all the covenants, terms and conditions of this Agreement.

19. **Non-Liability of OWNER**: OWNER shall not be liable to TENANT, or to any other person or persons whomsoever, for any damages to the rented premises or for or on account of any loss, damage, theft or injury to any person or property in or about said premises or the approaches or entrances thereto, or on the streets, sidewalks or corridors thereto, caused or occasioned by said premises being out of repair, by defects in said building or said premises or equipment contained therein, or by the failure to keep the same in good order and repair or by fire, gas, water, electricity or by the breaking, overflowing or leaking of roofs, pipes or walls of said building, or for any other damage or injury caused by any acts or events whatsoever beyond the control of OWNER. OWNER shall not be liable and TENANT hereby waives all claims for damages that may be caused by OWNER in re-entering and taking possession of the premises as herein provided.

20. **Rental Adjustments**: As used herein, "Base Year" shall mean the calendar year in which the agreement commences. In the event the building is not in full operation for the entire Base Year, the Operating Expenses for the period of operation and for the portion of the building actually in operation and for the portion of the building actually in operation during the Base Year shall be considered in order to determine and project the Operating Expenses for the full Base Year for purposes of this Paragraph 20. For purposes of this agreement, the term "Operating Expenses" shall mean the costs and expenses for the operation, management, repair or maintenance of the building and the parking and other common facilities operated or used in conjunction therewith as if the building were fully occupied, and shall include, but not be limited to, the following real estate taxes and assessments, public liability, rental interruption and property damage insurance in such amounts and types of coverage as Landlord shall determined from time to time, personal property taxes levied or assessed on personal property of Landlord used in conjunction with the building or parking, or other common facilities, property management fees and maintenance and operating charges (including an allowance to Landlord for Landlord's supervision and management) with respect to the building or parking or other common facilities operated or used in connection therewith. Tenant hereby agrees to pay to Landlord as additional rental a pro-rata percentage of any increase in Operating Expenses over those for the Base Year. Commencing on January 1 of the calendar year immediately following the Base Year and on the first day of each month thereafter during the term of this Agreement. Tenant shall pay to Landlord an estimate of such increase reasonably anticipated by Landlord by Landlord at the rate of 1/12th of Tenant's share of such estimated increase. Appropriate adjustment shall be made yearly during the term of this agreement based upon a statement to be furnished to Tenant by Landlord following the close of each calendar year after the Base year. Each such statement shall set forth any increase in Operating Expenses for the particular calendar year in question, and the aggregate of monthly payments by Tenant on account thereof. If such statement reflects any such increase which has not been paid to Landlord by Tenant by means of the monthly payments, then Tenant shall pay the amount of such deficiency within (30) days after the date such statement was mailed to Tenant. If such statement reflects an overpayment by Tenant, then Landlord shall credit Tenant with the amount of such overpayment against the monthly payments thereafter due from Tenant on account of any increase in Operating Expenses. Tenant's obligations pursuant to the Paragraph 20 shall be determined on a non-cumulative basis each calendar year following the Base Year without regard to any amounts paid or payable by Tenant with respect to any other calendar year following the Base Year.

In lieu of the payment provision of this Article 20, the Tenant agrees to pay the Landlord $ N/A per month for the full term of the Agreement as additional rent.

21. **Conditions and Covenants**: It is further expressly understood and agreed that each and all of the provisions of this Rental Agreement are conditions precedent to be faithfully and fully performed and observed by said TENANT to entitle TENANT to continue in possession of said premises hereunder; that said conditions are also covenants on the part of TENANT; that time of performance of each is of the essence of this agreement.

22. **Attorney's Fees**: If at any time after the date hereof either the OWNER or TENANT institutes any action or proceeding against the other relating to the provisions of this Agreement or any default hereunder, the party in such action or proceeding shall reimburse the winning party for its reasonable expenses of attorneys' fees and all costs and disbursements as allowed by the Court. Subject to the provisions of local law, the winning party shall recover all such fees, costs or disbursements as costs taxable by the court or arbiter in the action or proceeding itself, without the necessity for a cross-action by the winning party.

23. **Building Rules:** TENANT hereby promises and agrees to keep and perform each and all of the rules and regulations of said buildings hereafter set forth which are hereby referred to and made a part hereof. OWNER shall have the right to amend said rules and to make other and different reasonable rules, and regulation limiting, restricting and regulating the privileges of tenants in said building, and all such rules and regulations so made by OWNER, after notice thereof to TENANT, shall be binding upon TENANT and become conditions of TENANT's tenancy and covenants on the part of and to be performed by TENANT.

24. **Waiver:** No modification, alteration or waiver of any term, covenant or condition of this Agreement shall be valid unless in writing, subscribed by OWNER or by an officer of OWNER, authorized in writing. No waiver of a breach of any covenant or condition shall be construed to be a waiver of any succeeding breach. No act, delay or omission done, suffered or permitted by OWNER shall be deemed to exhaust or impair any right, remedy or power of OWNER hereunder. It is further understood and agreed that this agreement contains the entire contract between the parties hereto and that no representative or officer of OWNER had any power to change, modify or make any other terms or representations whatsoever than those herein set forth.

25. **Covenant by TENANT:** TENANT covenants to hold OWNER free and harmless from all loss or damage resulting from TENANT's violation of any term or provisions of this Agreement, the use, misuse or neglect of said premises or appurtenances, and from all claims arising out of any alleged defective or unsafe condition thereof.

TENANT agrees to pay for all damages which may be caused to OWNER or the building in which the demised premises are situated, or any tenant or occupant thereof by any act or failure to act of the TENANT or any of TENANT's invitees, guests, visitors or employees, and TENANT further agrees not to use or suffer to be used the said demised premises in any manner which will increase the present interest rate of premium for insurance on said building, or cause a cancellation of any insurance policy relating to said building, or keep or suffer to be kept therein any gasoline, distillate, petroleum or explosive products. TENANT agrees during said term to take good care of the demised premises and to keep the interior thereof in good order, repair and condition, natural deterioration with careful use and injury by fire, the elements or acts of God excepted.

26. **Default:** In the event of default at any time by TENANT in the payment of the rent herein provided for, or any part thereof, or in the performance of any other terms, covenants or conditions to be kept or performed by TENANT, or if TENANT shall abandon or vacate the premises without the consent of OWNER, then after Three (3) days' written notice of any default in payment of rent and after ten (10) days' written notice of any default other than payment of rent (if such default is not cured within such period), OWNER, at its option, shall have the right to deem this Agreement to be in default, and OWNER shall have the right, at its option, to enter upon the premises or any part thereof, either with or without process of law, and to expel, remove or put out TENANT or any other person or persons who may be thereon, together with all personal property found therein; and OWNER may either terminate this Agreement or it may from time to time, without terminating this Agreement, re-let said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Agreement) and at such rental or rentals and upon such other terms and conditions as OWNER in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change said premises; and at the option of OWNER, rents received by OWNER from such re-letting shall be applied first to the payment of any indebtedness other than rent due hereunder from TENANT to OWNER; second, to the payment of any costs and expenses of such re-letting, including but not limited to attorney's fees, advertising fees and brokerage fees (to which OWNER shall be entitled as a licensed broker) and to the payment of any repairs, renovations, remodeling, redecoration, alterations and changes in the premises; third, to the payment of rent due and payable hereunder; and if after so applying said rentals there is any deficiency in the rent to be paid by TENANT under this Agreement, TENANT shall pay any such deficiency to OWNER and such deficiency shall be calculated and collected by OWNER monthly. In no event shall TENANT be entitled to any excess rental over and above said obligation of TENANT. No such re-entry or taking possession of said premises shall be construed as an election on OWNER's part to terminate this Agreement unless a written notice of such intention be given to TENANT. Notwithstanding any such re-letting without termination, OWNER may at any time thereafter elect to terminate this Agreement for such previous breach and default. Should OWNER at any time terminate this Agreement by reason of any default, in addition to any other remedy it may have, it may recover from TENANT the worth at the time of such termination of the excess of the amount of rent and charges equivalent to rent reserved in this Agreement for the balance of the term hereof over the then reasonable rental value of the demised premises for the same period. All of the remedies herein provided shall be cumulative to all other rights or remedies herein given to OWNER or given to OWNER by law. A waiver by OWNER of any default by TENANT in the performance of any of the covenants, terms or conditions hereof shall not be considered or treated as a waiver of any subsequent or other default as to the same or any other matter.

If OWNER utilizes the services of an attorney at law for the purpose of collecting any rent due and unpaid by TENANT after three (3) day written notice to TENANT of such non-payment of rent, TENANT agrees to pay to OWNER a reasonable attorney's fee for such legal services regardless of the fact that no legal action may be commenced or filed by OWNER. Any unpaid installment of rent shall bear interest at the maximum legal rate of interest from the date due of such installment until the payment thereof.

27. **Late Charges:** Tenant hereby acknowledges that late payment by TENANT to OWNER of Base Rent, TENANT's Share of Operating Expense increase or other sums due hereunder will cause OWNER to incur costs not contemplated by this

Agreement, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on OWNER by the terms of any mortgage or trust deed covering the Office Building Project. Accordingly, if any installment of Base Rent, Operating Expense Increase, or any other sum due from TENANT shall not be received by OWNER or OWNER's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to TENANT, TENANT shall pay to OWNER a late charge equal to Ten (10%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs OWNER will incur by reason of late payment by TENANT. Acceptance of such late charge by OWNER shall in no event constitute a waiver of TENANT's default with respect to such overdue amount, nor prevent OWNER from exercising any of the other rights and remedies granted hereunder.

28. **Holding Over:** If TENANT holds over after the termination of this Agreement without the express written consent of the OWNER, TENANT shall pay to OWNER rent at the rate of two (2) one and one quarter (1.25) times the amount specified in Paragraph 1 for the time during which TENANT retains possession of the premises but this shall not waive any of OWNER's other rights or remedies therefor.

29. **Bankruptcy:** It is further agreed that if at any time during the term of this Agreement any judicial action or proceeding in any Court against TENANT or any of TENANT's heirs or assigns, a receiver or other officer or agent be appointed to take charge of said premises or the business conducted therein, and shall be in possession thereof, or if this Agreement or the interest or estate created thereby vests in any other person or persons by operation of law or otherwise, except by consent, as aforesaid, of OWNER, or in the event of any action taken by or against TENANT under the Federal Bankruptcy Laws or other applicable statues of the United States, or any State, or if TENANT shall make an assignment for the benefit of creditors, or if an attachment or execution is levied upon the TENANT's property or interest under this Agreement which is not satisfied or released within thirty (30) days thereafter, the occurrence of any such event shall be deemed to be a breach of this Agreement by TENANT, and OWNER shall have all the rights herein provided in the removal of any of such breach, including the right at OWNER's option to terminate this Agreement immediately and enter said premises and remove all persons and property therefrom.

30. **Acceptance:** TENANT agrees that upon substantial completion of said premises and OWNER's offer to deliver the same for occupancy by TENANT, TENANT will accept said premises and take possession. The entry of the TENANT into the possession of the said demised premises shall be a conclusive acknowledgment on TENANT's part that they are in good and tenantable condition as far as visual inspection disclosed. At the expiration or sooner termination of this Agreement, TENANT shall deliver the demised premises to OWNER in a state of repair in which said premises existed at the commencement of the term hereof, reasonable wear and tear excepted.

31. **Compliance:** TENANT agrees to comply with all laws and ordinances and all regulations and requirements of Municipal, State and Federal governments, boards and authorities relative to the TENANT's occupancy of the said demised premises or to the business to be conducted therein and will keep the said premises in a clean and orderly condition according to all laws and ordinances and the direction of all public offices, and, as far as reasonably possible, will keep all immoral and disreputable persons out of said premises to the end that the reputation of the demised premises and the said building as a first class office building may be preserved.

OWNER	**TENANT**
FALCON FINANCIAL BUILDING	INTERACTIVE TELEVISION NETWORK
By ______________________	By ______________________
Stephen F. Biafora, Agent	Charles Prast

-o0o-

RULES AND REGULATIONS OF THE BUILDING REFERRED TO HEREIN
WHICH CONSTITUTE A PART OF THIS LEASE

1. TENANT and TENANT's employees shall not loiter in the entrance or corridors, or in any way obstruct the sidewalks, entry passages, halls, stairways or elevators, and shall use the same only as passage ways to and from their respective offices. Entry and exit doors of all suites shall be kept closed at all times except as required for orderly passage to and from the suite.

2. The doors, sashes, windows, glass doors, lights and skylights that reflect or admit light into the halls or other places of the building shall not be covered or obstructed. The toilets and urinals shall not be used for any purpose other than those for which they were constructed; no rubbish, newspapers or other substances of any kind shall be thrown into them. TENANT shall not mark, drive nails, screw or drill into, paint, or in any way deface any walls, ceilings, partitions, floors, wood, stone or iron work except with the written consent of OWNER. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the TENANT who caused such breakage, stoppage or damage.

3. No awning, shade, sign advertisement or notice shall be inscribed, painted or affixed on or to any part of the outside or inside of the building except by the written consent of OWNER, and except it be of such color, size and style and in such place upon or in the building as may be designated by OWNER. If TENANT desires window curtains in addition to that already in and owned by OWNER, such curtains must be of such uniform shape, color, material and make as may be prescribed by OWNER, and installed in the manner as directed by OWNER, and paid for by TENANT. All signs on doors will be painted for TENANT by OWNER, but the cost of painting shall be paid by TENANT. There will be no signs on the windows or the roof. However, TENANT may, at TENANT'S expense place a neon light sign the TENANT'S window.

4. Electric wiring of every kind shall be introduced and connected by OWNER, and no boring or cutting for wires shall be allowed except with consent of OWNER. The location of telephone and transmitters/receivers shall be designated by OWNER.

5. OWNER shall prescribe the weight, size and position of all safes used in the building, and such safes shall in all cases stand on wood or metal of such size as shall be designated by OWNER. All damage done to the building by putting in, taking out or maintaining a safe shall be repaired at the expense of TENANT.

6. TENANT and TENANT's officers, agents and employees shall not make nor permit any improper noises in the building, nor interfere in any way with other tenants or those having business with them, nor bring into nor keep within the building any animal, bird or bicycle. TENANT and TENANT's officers, agents and employees shall not throw cigar or cigarette butts or other substances of any kind out of the windows or doors, or down the passageways or through skylights of the building, or sit in, or place anything upon the windowsills or outside ledges.

7. TENANT must observe strict care not to leave windows open when during the rain, and for any default or carelessness TENANT shall make good all injuries or damage sustained by other tenants, OWNER and/or the building.

8. TENANT shall not conduct any auction on said premises ~~and shall not store goods, wares or merchandise on the rented~~ premises. Articles of unusual size and weight are not permitted in the building.

9. All freight, furniture and fixtures must be moved into, within and out of the building under the supervision of OWNER, and according to such regulations as may be posted in the office of the building (if any), but LESSOR will not be responsible for loss or damage to such freight from any cause.

10. The requirements of TENANT will be attended to only upon application to OWNER. OWNER's employees or tradesmen shall not perform any work or do anything outside of their regular duties unless under special instruction from OWNER, and no such employee or tradesman shall admit any person (TENANT or otherwise) into any office without specific instructions from OWNER.

11. All keys shall be obtained from OWNER and all keys shall be returned to OWNER upon the termination of this Agreement. TENANT shall not change the locks or install other locks on the doors. Any TENANT using the premises after regular business hours or on non-business days shall keep any entrance doors to the building used by TENANT locked immediately after entering or leaving the building.

12. It is understood and agreed between OWNER and TENANT that no assent or consent to any waiver or any part thereof by OWNER, in spirit or letter, shall be deemed or taken as made except the same be done in writing and attached to or endorsed hereon by OWNER.

13. OWNER reserves the right at any time to change or rescind any one or more of these rules and regulations or to make such other an further reasonable rules and regulations as in OWNER's judgment may from time to time by necessary for the safety, care and cleanliness of the premises, and for the preservation of good order therein.

J & S Properties and Management

H.U.D. - COMMERCIAL - RESIDENTIAL
14920 Parthenia Street, Suite 117, Panorama City, CA. 91402
Phone - 818 - 891-8813 - Fax - 818 - 891-8130

October 19, 2005

David Konig
Interactive Television
23241 Ventura Blvd. #111
Woodland Hills, CA. 91364

RE: Modification of Lease

Dear Mr. Konig:

This will serve as a Modification of your lease dated June 1, 2005 in the following respects:

The addition of Suites 101 is to be included in the leased premises as follows:

For and in consideration of the covenants hereinafter mentioned, OWNER rents to TENANT and TENANT hereby rents from OWNER the premises known as Suite No. 101, _, consisting of approximately 1,800.0 square feet, on the First and second floors of the FALCON FINANCIAL BUILDING, a general office building at 23241 Ventura Boulevard, Woodland Hills, City of Los Angeles, California, to be used by said TENANT as and for general office space, and for no other purpose, for the term of month to month commencing on the 1st day of October, 2005.

TENANT agrees to pay OWNER as rent for said rented premises the total sum of Two THOUSAND FOUR HUNDRED AND 00/100 **Dollars** ($2,400.00), in monthly installments (Plus such other sums as are hereinafter provided for), each installment payable in advance on the first day of each and every calendar month during the term hereof, commencing on the first day of OCTOBER, 2005, in lawful money of the United States of America, which TENANT agrees to pay to OWNER without deduction or offset (unless authorized and approved by OWNER), prior notice or demand, at the office of Agent: J & S Properties and Management, 14920 Parthenia Street, Panorama City, CA 91402 or such place as OWNER may designate.

Prior to commencement of work of improvement, if any, on the rented premises, TENANT shall deposit with OWNER the additional sum of $ 2,400.00, which shall be held by Owner with the originally deposited sum of $7,865.00 for a total security deposit of $10,265.00, all of which sum shall be held by OWNER as security for the faithful performance by TENANT of all of the terms, covenants and conditions of this agreement by TENANT to be kept and performed during the term hereof or any extension thereof.

The new total monthly payment beginning October 1, 2005 will be in the amount of $10,265.00.

In all other respects the Lease dated December 9, 2003 shall remain unchanged and in full effect.

If this Modification meets with your approval, please sign, date and return the copy to our office.

Sincerely,

[signature]

Stephen F. Biafora, Agent

Approved and Agreed this

1st day of November, 2005

[signature]

~~David Konig~~ Murray Williams